Exhibit 99.1

BioDelivery Sciences Announces Pricing of $50 Million Equity Financing

Raleigh, North Carolina – May 17, 2018 — BioDelivery Sciences International, Inc. (NASDAQ: BDSI) today announced that it has entered into definitive agreements with existing institutional and other accredited investors to purchase an aggregate of approximately $50 million worth of BDSI’s newly designated Series B Non-Voting Convertible Preferred Stock (Series B Stock) in a registered direct offering.

The Series B Stock is being sold for $10,000 per share, and each share of Series B Stock will be convertible into a number of shares of BDSI common stock determined by dividing $10,000 by $1.80. Although BDSI will receive the proceeds of the offering at closing, the Series B Stock will not be convertible into common stock until BDSI receives stockholder approval of the transaction for Nasdaq Stock Market purposes as well as stockholder approval of an increase in BDSI’s authorized shares of common stock.

The offering is expected to yield total gross proceeds of $50 million to BDSI, before deducting placement agent fees and other estimated offering expenses. The closing of the offering is expected to take place on or about May 21, 2018, subject to the satisfaction of certain customary and other negotiated closing conditions described in the prospectus supplement to be filed with the U.S. Securities and Exchange Commission (SEC) in connection with the offering.

William Blair & Company, L.L.C. is acting as the sole placement agent for the offering.

This registered offering is being made pursuant to an effective shelf registration statement (No. 333-205483) previously filed with and declared effective by the SEC. A prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Alternatively, you may request the prospectus supplement, when available, from William Blair & Company, L.L.C., by calling toll-free 1(800) 621-0687.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. (NASDAQ: BDSI) is a specialty pharmaceutical company with a focus in the areas of pain management and addiction medicine. BDSI is utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology and other drug delivery technologies to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs.

BDSI’s marketed products and those in development address serious and debilitating conditions such as breakthrough cancer pain, chronic pain, and opioid dependence. BDSI’s headquarters is in Raleigh, North Carolina.

Cautionary Note on Forward-Looking Statements

This press release and any statements of stockholders, directors, employees, representatives and partners of BioDelivery Sciences International, Inc. (“BDSI”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the satisfaction of the closing conditions to the offering and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the BDSI’s management and are subject to significant risks and uncertainties, including those detailed in the BDSI’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of the financing described herein) may differ significantly from those set forth or implied in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the BDSI’s control). BDSI undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

BDSI®, BEMA®, ONSOLIS®, BUNAVAIL® and BELBUCA® are registered trademarks of BioDelivery Sciences International, Inc. The BioDelivery Sciences, BUNAVAIL, and BELBUCA logos are trademarks owned by BioDelivery Sciences International, Inc. All other trademarks and tradenames are owned by their respective owners.

© 2018 BioDelivery Sciences International, Inc. All rights reserved.

Contacts

Mary Coleman

BioDelivery Sciences International, Inc.

919-582-9050

mcoleman@bdsi.com

Monique Kosse

Managing Director

LifeSci Advisors

212-915-3820

monique@lifesciadvisors.com